U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2010

LADYBUG RESOURCE GROUP, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	333-153306	26-1973389
State of Incorporation	Commission File No.	I.R.S. Employer
Identification No.

11630 Slater Ave., N.E., Ste. 1A, Kirkland, WA	98034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,   (425)306-5028

_________________________________________

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

      .  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 26, 2010, Ladybug Resource Group, Inc. (“Ladybug”) signed an Exchange Agreement with Men’s Medical Corporation, a Florida corporation (“Men’s Medical”).  A copy of the Agreement is attached to this report as Exhibit 10.

Ladybug proposes to acquire 100% of the capital stock of Men’s Medical in exchange for Ninety (90,000,000) Million of its restricted common shares.

Terms of the agreement include changing Ladybug’s corporate name to Men's Medical Group Inc., and the completion of Men's Medical Corporation’s audited financial statements on, or before September 30, 2010, the target closing date.

Ladybug plans to spin off its two subsidiaries, New Solar Electricity Corporation and Inner Path Health Corporation to its shareholders of record as of October 4, 2010.

Men's Medical Corporation holds a license for the use of certain proprietary, personalized treatment processes for erectile dysfunction and premature ejaculation known as The Boston Method in the United States together with other protected marks, trade names and patents associated with men’s health and lifestyle management.

The licensed rights to be utilized by Men’s Medical Corporation include, but will not be limited to those licensed to other third party licensees, to the Boston Medical brand of products and services.  The contemplated transaction does not relate in any way to the business activity of North American Men's Health, Inc, (“NAHM”). NAMH is a third party, independent licensee to the Boston Medical brands established in 2002, operating Boston Medical Group clinics, in the United States.

Item 9.01

Financial Statements and Exhibits

Exhibit Number

Description

10

Form of Exchange Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADYBUG RESOURCE GROUP, INC.

Dated: August 30, 2010

/s/ Craig Barton

By: Craig Barton

Title: V.P./COO